SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AMTRUST FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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FOR IMMEDIATE RELEASE

Leading Proxy Advisory Firm ISS Recommends AmTrust Stockholders Vote “FOR” Amended Merger Agreement with Evergreen Parent

NEW YORK, June 11, 2018 -- AmTrust Financial Services, Inc. (Nasdaq:AFSI) (the "Company" or "AmTrust") today announced that leading independent proxy advisory firm Institutional Shareholder Services, Inc. (“ISS”) has recommended that AmTrust stockholders vote “FOR” the Company’s amended merger agreement with Evergreen Parent, L.P., an entity formed by the Karfunkel-Zyskind Family and private equity funds managed by Stone Point Capital LLC (“Stone Point”), at the upcoming Special Meeting of Stockholders on June 21, 2018.

Under the terms of the amended agreement, Evergreen will acquire the approximately 45% of the Company's shares of common stock that the Karfunkel-Zyskind Family and certain of its affiliates and related parties do not already own or control for $14.75 per share in cash, subject to regulatory approval and other closing conditions. This represents an increase of $1.25 per share, or 9.3%, in cash consideration to AmTrust public stockholders, over the previously agreed upon $13.50 per share, and a 45% premium to the Company’s unaffected closing stock price on January 9, 2018.

AmTrust issued the following statement:

We are pleased that ISS now recommends that all AmTrust stockholders vote “FOR” the agreement.

The amended agreement follows significant engagement with our public stockholders, and is consistent with the Special Committee’s commitment to maximize value for public stockholders. As the Special Committee concludes, the immediate, certain, premium value of $14.75 per share in cash provided is in the best interest of AmTrust’s public stockholders, particularly given the risks facing the Company, and we look forward to the completion of the transaction.

The Special Meeting to approve the adoption of the merger agreement, as amended, between the Company and Evergreen Parent will be reconvened on Thursday, June 21, 2018 at 10:00 a.m. (Eastern time), at 59 Maiden Lane, 43rd Floor, New York City. Stockholders as of the record date of April 5, 2018 will be entitled to vote at the meeting. The final vote count will be certified by the independent Inspector of Elections, First Coast Results, Inc.

The proposed merger is anticipated to close in the second half of 2018 and is subject to approval by a majority of the shares of the Company not owned or controlled by the Karfunkel-Zyskind Family, and certain related parties as set forth in the merger agreement, as well as approval by regulatory authorities.

Stockholders that previously voted “FOR” the merger agreement proposal do not need to vote again unless they wish to change their vote. Stockholders that previously voted against or abstained on the merger proposal or that did not vote by proxy are strongly recommended to vote “FOR” the merger agreement proposal and the certain value of $14.75 in cash.

AmTrust stockholders who have questions or need assistance in voting their shares, please contact AmTrust's proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
Call Toll-Free (800) 322-2885
Email: AmTrust@mackenziepartners.com

About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated "A" (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.

About Stone Point Capital
Stone Point Capital LLC (www.stonepoint.com) is a financial services-focused private equity firm based in Greenwich, CT. The firm has raised and managed seven private equity funds - the Trident Funds - with aggregate committed capital of approximately $19 billion. Stone Point targets investments in the global financial services industry, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies.

Forward Looking Statements
This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as "anticipate," "intend," "plan," "believe," "estimate," "expect," or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including as a result of any downgrade in the A.M. Best Financial Strength Rating of the Company’s insurance subsidiaries below “A”, which risk may be heightened due to the fact that such ratings are currently “under review with negative implications” and that the Company has previously disclosed material weaknesses in its internal controls over financial reporting, the inability to obtain the requisite stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed transaction disrupts current plans and operations, the ability to recognize the benefits of the merger, the amount of the costs, fees, expenses and charges related to the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, access to public markets to raise debt or equity capital, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings, including litigation relating to the proposed merger. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It
In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and may file other documents with the SEC regarding the proposed transaction, including any supplemental disclosure relating to the merger agreement amendment. This letter is not a substitute for the proxy statement or any other document that the Company may file with the SEC. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or MacKenzie Partners, Inc., the Company’s proxy solicitor.

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
Call Toll-Free (800) 322-2885
Email: AmTrust@mackenziepartners.com

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as amended on Form 10-K/A filed with the SEC on April 23, 2018. A more complete description is available in the proxy statement on Schedule 14A filed with the SEC on May 4, 2018. You may obtain free copies of these documents as described in the preceding paragraph.

Contacts

AmTrust Financial Services
Chaya Cooperberg
Chief Communications Officer & SVP Corporate Affairs
chaya.cooperberg@amtrustgroup.com
(646) 458-3332

Hunter Hoffmann
Global Director of Public Relations
Hunter.Hoffmann@amtrustgroup.com
(646) 458-3362

Additional Investor Contacts:

MacKenzie Partners, Inc.
Jeanne Carr (212) 929-5916
Larry Dennedy (212) 929-5239
Daniel Burch (212) 929-5748
AmTrust@mackenziepartners.com